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EXHIBIT 10.66

                         Citizens Bank of Massachusetts
                                100 Summer Street
                                Boston, MA 02110

                                                                         9/15/00

Mr. Gerald A. Shapiro, CFO
AMBI Inc.
4 Manhattanville Road
Purchase, New York 10577

Re: Covenant Adjustment

Mr. Shapiro:

Reference is made to the Loan Agreement dated January 21, 1999 (the "Loan Agreement") among State Street Bank & Trust Co (now Citizens Bank of Massachusetts, the "Bank"), and AMBI Inc. (the "Borrower").

This is to confirm that Citizens Bank has approved resetting certain of the financial covenants consistent with the capabilities of AMBI's projected base business, as follows:

EBITDA:

         o Retroactively reset the EBITDA covenant for the Q/E June 30, 2000 to $1.25 million

         o Reset the EBITDA covenant to $1.0 million for the Q/E September 30, 2000

         o        Reset the EBITDA covenant to $0.4 million for the Q/E December
                  31, 2000

         o Reset the EBITDA covenant to $0.75 million for all quarters thereafter until the Term Loan is fully repaid

Quick Ratio Covenant: 3:1 for all quarters beginning with the Q/E September 30, 2000

Excess Cash Flow: Sweep provision is hereby eliminated (no payment is due based on results of FY 2000 or thereafter)

All other terms and conditions in the Loan Agreement remain in full force and effect.

Regards,


/s/ Michael St. Jean, VP